Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction of Incorporation

ACX (UK) Ltd.	England
ACX Group Ltd.	Wales
Fiskeby Board A/S	Denmark
Fiskeby Board Ltd.	UK
Fiskeby Board SARL	France
Golden Equities, Inc.	Colorado
Golden Properties Limited	Colorado
Golden Technologies Company, Inc.	Colorado
GPI Holding, Inc.	Colorado
Graphic Packaging International	France
Graphic Packaging International — Schur A/S	Denmark
Graphic Packaging International (Cyprus) Limited	Cyprus
Graphic Packaging International Asia Pacific Limited	Hong Kong
Graphic Packaging International Asia Pte Ltd.	Singapore
Graphic Packaging International Australia Pty Limited	Australia
Graphic Packaging International Canada Corporation	Canada
Graphic Packaging International do Brasil — Embalagens Ltda.	Brazil
Graphic Packaging International Europe S.A.	Belgium
Graphic Packaging International France	France
Graphic Packaging International G.m.b.H	Germany
Graphic Packaging International Holding Company	Delaware
Graphic Packaging International Holding Sweden AB	Sweden
Graphic Packaging International Limited	UK
Graphic Packaging International Mexicana, S. de R.L. de C.V.	Mexico
Graphic Packaging International S.p.A.	Italy
Graphic Packaging International Spain, S.A.	Spain
Graphic Packaging International Sweden AB	Sweden
Graphic Packaging International, Inc.	Delaware
IL Returpapper AB	Sweden
Industrikompetens i Ostergotland AB	Sweden
Kalamazoo Valley Group Partnership	Michigan(a)
Lauener Engineering Limited/Lauener Engineering AG	Delaware/Switzerland(b)
New Materials Limited	UK
NMC Group Ltd.	England
Recywrap Recycling GmbH	Germany
Rengo Riverwood Packaging, Ltd.	Japan
Riverwood International Corp. Philanthropic Fund	Delaware
Riverwood International Enterprises, Inc.	Delaware
Riverwood International Japan, Ltd.	Japan
Riverwood International Machinery, Inc.	Delaware
Riverwood International Pension Trustee Company Ltd.	UK
Slevin South Company	Arkansas
Svensk Kartongatervinning AB	Sweden

Notes:

(a)	Jurisdiction of partnership.

(b)	Lauener entity was incorporated in both Delaware and Switzerland.

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